Exhibit 21.1
Compass Minerals International, Inc.
List of Subsidiaries as of December 31, 2020

Company Name	Jurisdiction of Incorporation
Clyman Bay Resources, Inc.	Delaware, U.S.
CMI Nova Scotia Company	Nova Scotia, Canada
CMP Canada Inc.	Nova Scotia, Canada
CMP Capital, Inc.	Delaware, U.S.
CMPQ Igarassu Participações Ltda.	Brazil
CMUK DB Trustee Company Limited	England and Wales
Compass Canada Limited Partnership	Ontario, Canada
Compass Canada Potash Holdings Inc.	Saskatchewan, Canada
Compass Cayman Holdings Ltd.	Cayman Islands
Compass Minerals (Europe) Limited	England and Wales
Compass Minerals America Inc.	Delaware, U.S.
Compass Minerals América do Sul Indústria e Comércio S.A.	Brazil
Compass Minerals Canada Corp.	Nova Scotia, Canada
Compass Minerals Chile Limitada	Chile
Compass Minerals do Brasil Ltda.	Brazil
Compass Minerals Europe B.V.	Netherlands
Compass Minerals International Limited Partnership	Ontario, Canada
Compass Minerals Louisiana Inc.	Delaware, U.S.
Compass Minerals Manitoba Inc.	Manitoba, Canada
Compass Minerals Nordeste Indústria e Comércio Ltda.	Brazil
Compass Minerals Nova Scotia Company	Nova Scotia, Canada
Compass Minerals Ogden Inc.	Delaware, U.S.
Compass Minerals Receivables LLC	Delaware, U.S.
Compass Minerals Storage & Archives Limited	England and Wales
Compass Minerals Sudeste Indústria e Comércio Ltda.	Brazil
Compass Minerals UK Holdings Limited	England and Wales
Compass Minerals UK Limited	England and Wales
Compass Minerals USA Inc.	Delaware, U.S.
Compass Minerals Wynyard Inc.	Saskatchewan, Canada
Compass Resources Canada Company	Nova Scotia, Canada
Compass South American Salt Holdings Ltd.	Cayman Islands
Curlew Valley Farms, LLC	Utah, U.S.
DeepStore Holdings Limited	England and Wales
DeepStore Limited	England and Wales
Dove Creek Grazing, LLC	Utah, U.S.
Great Salt Lake Holdings, LLC	Delaware, U.S.
GSL Corporation	Delaware, U.S.
Mixmicro Indústria e Comércio de Produtos Químicos Ltda.	Brazil
NAMSCO Inc.	Delaware, U.S.
NASC Nova Scotia Company	Nova Scotia, Canada
Salt Union Limited	England and Wales
Wolf Trax Europe Limited	England and Wales
Wolf Trax Holdings Inc.	Delaware, U.S.
Wolf Trax USA Inc.	Delaware, U.S.